UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3131 Las Vegas Boulevard South
Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, Wynn Resorts, Limited (the “Company”) appointed Marc D. Schorr as a member of the Company’s Board of Directors.  Mr. Schorr currently serves as Chief Operating Officer of the Company, a position he has held since June 2002, and is a member of the Company’s Gaming Compliance Committee. Mr. Schorr also serves as a member of the Board of Directors of Wynn Macau, Limited, a majority owned subsidiary of the Company, and as an officer of several of the Company’s other subsidiaries.

Mr. Schorr is a party to an employment agreement with the Company which is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2008, which description is hereby incorporated by reference. Mr. Schorr is also a party to a time-sharing agreement with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of the Company, covering his personal use of Company-owned aircraft. The time-sharing agreement is described under “Certain Relationships and Related Transactions—Aircraft Arrangements” in the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 1, 2010, which description is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 29, 2010

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and
Treasurer